UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

AMENDMENT NO. 1
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2011

_______________

DIGITAL POWER CORPORATION
 (Exact name of registrant as specified in its charter)

California	1-12711	94-1721931
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

41324 Christy Street, Fremont, CA 94538-3158
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (510) 657-2635

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Conditions.

Digital Power Corporation (the “Company”) issued an earnings release on November 3, 2011, to announce its financial results for the quarter ended September 30, 2011.  The “Financial Data” table attached to the release contained typographical errors in presentation of the prior year’s data in the information for the three and nine months ended September 30, 2010 in the Statement of Operations. The errors and the corrected amounts are presented in the table below:

Statement of Operations
U.S. dollars in thousands, except per share data
	Three months ended September 30, 2010		Nine months ended September 30, 2010
	As reported	Corrected	As reported	Corrected
Revenues	$2,171	$3,186	$4,138	$7,324
Operating income (loss)	120	382	(52)	330
Net income (loss)	103	303	(29)	274
Basic net earnings (loss) per share	$0.015	$0.045	$(0.004)	$0.041
Diluted net earnings (loss) per share	$0.015	$0.045	$(0.004)	$0.040

The earnings release, as corrected, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report, including the amended Press Release attached as an exhibit 99.1 hereto, is being furnished, and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	Press Release, dated November 3, 2011, entitled “Digital Power Reports Financial Results for the Third Quarter Ended September 30, 2011”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

/s/ Amos Kohn
By: Amos Kohn
Title: President & Chief Executive Officer

Dated: November 3, 2011